EX-99.J.1B

                                               Twelve Wyandotte Plaza
                                               120 West 12th Street, Suite 1200
BKD                                            Kansas City, MO  64105-1936
LLP                                            815 221-6300  Fax 816-221-6380
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                                   CONSENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





UMB Scout Worldwide Fund, Inc. (Worldwide and Worldwide Select Portfolios) UMB Bank, n.a.
Kansas City, Missouri


   We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 23, 2003, accompanying and pertaining to the financial statements of UMB Scout Worldwide Fund, Inc. as of June 30, 2003, which is included in such Registration Statement.


                                               /s/ BKD, LLP


Kansas City, Missouri
October 27, 2003

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